                                                                   EXHIBIT 10.10


                            ASSET PURCHASE AGREEMENT



        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 1st day of December, 1999, by and between Virage Logic Corporation, a California corporation ("Buyer"), and Mentor Graphics Corporation, an Oregon corporation ("MGC").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Assets.

        1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, and for the consideration herein stated, at the Closing (as defined below), MGC agrees to sell, license, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from MGC, the following assets (the "Assets") related to the business currently conducted by the Physical Libraries Division of MGC (the "Business"):

           (a) All of the furniture, fixtures and equipment owned by MGC and currently assigned to the Business as listed on SCHEDULE 1.1(a), provided that items listed on SCHEDULE 1.1(a) that are not actually located at the Business office at 15 Independence Blvd, Warren, New Jersey 07059 (the "Business Premises") are not included in the Assets;

           (b) A non-exclusive, royalty-free, perpetual, worldwide license, subject to the payment terms set forth in Section 1.3, to use the source code version of the files listed in SCHEDULE 1.1(b), which are contained in the MGC products also listed in SCHEDULE 1.1(b), for the purpose of making, licensing and distributing, through Buyer's sales channel, distributors and third party OEM agreements, Buyer's own physical libraries and only such Buyer products specifically required for the use of such physical libraries (the "License"). The License excludes any MGC software that is subject to license under Section 1.1(c) or is not listed by file name in SCHEDULE 1.1(b). Subject to MGC's election, within 30 days after written notice of a specific or potential action, not to defend or prosecute the intellectual property rights granted in this Section, MGC agrees that Buyer shall have the right, authority and power, with respect to the code licensed as it exists on the date of Closing, to assert and enforce such rights worldwide, including the right to bring any and all suits and proceedings under or involving such rights. MGC also grants Buyer the nonexclusive, royalty-free, perpetual, worldwide right to use the intellectual property of MGC, including copyrights, copyright applications, rights of reproduction, patent applications, rights of priority, patents, trademarks and trade secrets, associated with the files listed in SCHEDULE 1.1(b) and necessary for the productization of these files as intended by the License. In particular, MGC grants Buyer the nonexclusive, perpetual, worldwide right to reproduce the trademarks listed in SCHEDULE 1.1(b) as necessary for the sole purpose of allowing Buyer to fully promote and market the products resulting from use of the licensed files (the "Companion IP

License"). The License, the Companion IP License and the MGC software license described in Section 1.1 (c) are nevertheless revocable if the Buyer defaults on the payment terms set forth in Section 1.3. The License and the Companion IP License are non-transferable, subject to the condition that, in the event of an acquisition of all or substantially all of the assets or a change in control of ownership of Buyer, Buyer shall request the written consent of MGC to a transfer of the License and the Companion IP License to Buyer's successor in interest and such consent shall not be unreasonably withheld. Buyer acknowledges that MGC and its licensors, without limitation, retain all title to and ownership of the source code, as well as any intellectual property rights underlying or associated with the files and MGC products listed in SCHEDULE 1.1(b), including, without limitation, all copyrights, copyright applications, rights of reproduction, patent applications, rights of priority, patents, trademarks and trade secrets. Buyer further acknowledges that, subject to the conditions of
Section 6.6, MGC and its licensors may continue to use, including developing and incorporating as part of technology contained in products that do not compete with products similar to those listed in SCHEDULE 1.1(b), or license to third parties, including customers of services provided by MGC, the same source code, and intellectual property rights underlying or associated with the files and MGC products listed in SCHEDULE 1.1(b), for any purpose;

           (c) A nonexclusive, nontransferable, perpetual, royalty-free license as provided in EXHIBIT A-1, subject to the payment terms set forth in Section 1.3, to use and copy the object code version of the MGC software listed in
SCHEDULE 1.1(c) in making, selling and distributing Buyer's own physical libraries;

           (d) A nonexclusive, nontransferable, perpetual, temporary, royalty-free license as provided in EXHIBIT A-2, subject to the payment terms set forth in Section 1.3, to use and copy the object code version of the MGC software listed in SCHEDULE 1.1(d) in performing Buyer's obligations under Sections 1.3 and 6 and to support Buyer's customers;

           (e) A list of all customers in the current installed base of the products will be provided within 30 days after Closing, provided that Buyer does not solicit support services for the MGC products listed in SCHEDULE 1.1(b) from MGC support customers currently under support agreements for those MGC products until 60 days prior to the expiration of those support agreements, provided that nothing shall prohibit Buyer from providing support services if requested by any such customer; and

           (f) Subject to Section 6.2, any software licensed by MGC from a third party and used in the Business, provided such software is listed on SCHEDULE 1.1(f) and the license is determined by MGC to be transferable to Buyer without further obligation or payment of any additional fees by MGC.

        1.2 Excluded Assets. The Assets shall not include any assets that are not specifically described in Section 1.1. Such excluded assets shall include, but not be limited to, any leased equipment, any accounts receivable and any rights under existing purchase orders or other customer contracts. Buyer acknowledges that workstations used by employees of the Business are leased by MGC under nontransferable leases, and that such workstations will be returned to the lessors following the Closing.

        1.3 Purchase Price. The purchase price payable by Buyer for the Assets shall be the following:

            (a) $ 1,000,000, payable by (i) issuance of a standard commercial purchase order for the purchase of a net amount of $500,000.00 worth of licenses to MGC's standard commercial software products that do no contain third party software (based on a 25% discount from list price), with the delivery of such software products to be completed by December 28, 1999; and (ii) issuance, within 18 months from the date of this Agreement, an additional standard commercial purchase order for the purchase of a net amount of $500,000.00 worth of licenses to MGC's standard commercial software products that do not contain third party software (based on a 25% discount from list price), with the delivery of such software products to be completed on or before June 30, 2001;

            (b) 150,000 shares of Series C Preferred Stock of Buyer delivered to MGC at the closing of Buyer's anticipated venture capital financing involving the issuance of Series C Preferred Stock (the "Series C Financing"), which Buyer anticipates will be sold in such financing for $1.90 per share, which shares shall be in the form delivered to other investors not affiliated with Buyer in connection with such closing. In connection with the Series C Financing, MGC shall receive all of the contractual rights received by the other investors in the Series C Financing on an equal basis with such investors, subject to MGC's execution of the documents signed by such investors. If the Series C Financing does not occur by December 31, 1999, Buyer shall issue to MGC as of December 31, 1999, 150,000 shares of Series B Preferred Stock of Buyer and shall grant to MGC all of the contractual rights received by the Series B investors on an equal basis with such investors, subject to MGC's execution of the documents previously signed by such investors;

            (c) As of the Closing, Buyer hereby agrees to perform all obligations of MGC under all customer contractual commitments of MGC related to the parts listed in SCHEDULE 1.1(b), including all open contracts for delivery of products or services (for which Buyer will be reimbursed as provided in Section 6.3), all outstanding support contracts, subject to the software support responsibilities described in EXHIBIT B, and all warranty obligations, subject to the software support responsibilities described in EXHIBIT B and the requirements of Section 6.4; and

            (d) Buyer agrees to complete development of two instances of Memory and Cache for MGC's PowerPC software programs for UMC .18(micron) at no cost to MGC. These instances shall be developed according to the specifications provided in SCHEDULE

1.3(d) and shall be completed by December 31, 1999. Buyer further agrees to complete development of a second set of instances (probably TSMC .1(micron)) at no cost to MGC according to the specifications provided in SCHEDULE 13(d) no later than 12 weeks after MGC's written request to begin development.

        1.4 Employees. Effective as of the close of business on the date of the Closing, MGC shall terminate the employment of the employees of the Business listed on SCHEDULE 1.4. Buyer shall extend immediately to a minimum of 20 of such employees an offer of employment, beginning on November 30, 1999, on substantially the same terms and conditions as were in effect prior to the Closing. To assist in the transition and relocation of such employees, MGC agrees to make the existing space of the Business available for up to 60 days after the execution of this Agreement. Employees of the Business not hired by Buyer will be severed in accordance with MGC employment policy. All costs related to the severance of MGC employees will be paid by MGC.

        1.5 Instruments of Conveyance and Transfer. The conveyance, assignment, transfer and delivery of the Assets shall be effected by MGC's execution and delivery to Buyer, at the Closing, of a bill of sale in substantially the form of the Assignment and Bill of Sale attached hereto as EXHIBIT C. MGC agrees that, at any time and from time to time on and after the Closing, it will, upon the request of Buyer and without further consideration, take all steps reasonably necessary to place Buyer in possession and operating control of the Assets, and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all further acts, deeds, assignments, conveyances, transfers, powers of attorney or assurances as reasonably required to sell, assign, convey, transfer, grant, assure and confirm to Buyer all of the Assets, or to vest in Buyer good, valid and marketable title to the Assets.

        1.6 Closing. The purchase and sale of the Assets shall take place at the offices of MGC, 8005 SW Boeckman Road, Wilsonville, Oregon at 5:00 P.M. on December 1, 1999, or at such other time and place as Buyer and MGC agree upon orally or in writing (which time and place are designated as the "Closing").

        1.7 Dismissal of Lawsuits Against Buyer. Promptly following the Closing, MGC shall dismiss with prejudice the two pending lawsuits against Buyer and all named individuals in the Superior Court of New Jersey and the United States District Court in the Northern District of California (collectively, the "Lawsuits").

2. Representations and Warranties of Buyer. Buyer represents and warrants to MGC that:

        2.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

        2.2 Authorization. All corporate action on the part of Buyer, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Buyer hereunder, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except insofar as the enforceability thereof may be limited by bankruptcy and other laws of general application affecting the rights and remedies of creditors or by the application of equitable principles of general application when equitable remedies are sought.

        2.3 Litigation. Except for the Lawsuits, there is no action, suit, proceeding or investigation pending or currently threatened against Buyer which questions the validity of this Agreement or the right of Buyer to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Buyer, financially or otherwise, or any change in the current equity ownership of Buyer, nor to Buyer's knowledge is there any valid basis for any of the foregoing.

        2.4 Compliance with Other Instruments. Buyer is not in violation or default of any provisions of its Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to Buyer. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of Buyer.

3. Representations, Warranties and Agreements of MGC. MGC hereby represents, warrants and agrees that:

        3.1 Organization and Good Standing. MGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

        3.2 Authorization. All corporate action on the part of MGC, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of MGC hereunder, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of MGC, enforceable in accordance with its terms, except insofar as the enforceability thereof may be limited by bankruptcy and other laws of general application affecting the rights and remedies of creditors or by the application of equitable principles of general application when equitable remedies are sought.

        3.3 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against MGC which questions the validity of this Agreement or the right of MGC to enter into it, or to consummate the transactions contemplated hereby.

        3.4 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provisions of its Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to MGC, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of MGC.

        3.5 Purchase Entirely for Own Account. The Series C or Series B Preferred Stock to be received by MGC and the Common Stock issuable upon conversion or exercise thereof (collectively, the "Securities") will be acquired for investment for MGC's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and MGC has no present intention of selling, granting any participation in, or otherwise distributing the same.

        3.6 Accredited Investor. MGC is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

        3.7 Restricted Securities. MGC understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration only in certain limited circumstances. In this connection, MGC represents that it is familiar with Rule 144 promulgated under the Act as presently in effect and understands the resale limitations imposed thereby and by the Act.

        3.8 Legends. It is understood that the certificate(s) evidencing the Securities may bear one or more legends which are placed on certificates for the same class of securities which are issued to the other holders thereof relating to the sale, pledge, transfer or hypothecation thereof, with respect to the Securities Act of 1933, Blue Sky laws, Buyer's Restated Articles of Incorporation or other laws, regulations or instruments applicable thereto.

        3.9 No Defaults. To the best of MGC's knowledge, no default exists on the part of MGC under any agreement with its customers related to the provision of products or services of the Business, no other person has alleged in writing that MGC is in default or has committed an anticipatory breach under any such agreement and there is no default on the part of any other party under any such agreement.

        3.10 No Obligation. MGC is under no legally binding obligation to sell the Business to Artisan Components, Inc.

4. Conditions of MGC's Obligations at Closing. The obligations of MGC under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

        4.1 Representations and Warranties. The representations and warranties of Buyer contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

        4.2 Performance. Buyer shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        4.3 Compliance Certificate. The President of Buyer, shall deliver to MGC at the Closing a certificate dated as of the Closing certifying that, to the best of his knowledge and belief, the conditions specified in Sections 4.1 and
4.2 have been fulfilled.

        4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to MGC, and MGC shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

5. Conditions of Buyer's Obligations at Closing. The obligations of Buyer to MGC under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

        5.1 Representations and Warranties. The representations and warranties of MGC contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

        5.2 Performance. MGC shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

6. Covenants.

        6.1 News Releases. Neither party will issue any news release or other public announcement describing the transactions contemplated by this Agreement (including the Exhibits) except with the prior approval of an authorized representative of the other party, which consent will not be unreasonably withheld, and except that MGC may make any announcement MGC reasonably believes to be necessary to comply with its disclosure obligations as a public company.

        6.2 Transfer of Third-Party Software. Any third-party software listed in
SCHEDULE 1.1(f) that is off-the-shelf software covered by a shrink-wrap license agreement shall be transferred to Buyer in accordance with the license terms. With respect to any other third-party software listed in SCHEDULE 1.1(f), MGC shall reasonably cooperate with Buyer in arranging for Buyer's rights to use any such software, but Buyer shall be primarily responsible for any negotiations or discussions with representatives of the software vendors; provided, however, that MGC shall not be obligated to take any action that would adversely affect MGC's rights under any license of software that it continues to use, and any incremental cost associated with Buyer's use of the software shall be paid by Buyer.

        6.3 Outstanding Customer Commitments. MGC agrees to remit to Buyer all revenue and royalties received from its customers for services rendered by Buyer pursuant to Buyer's agreement to perform all obligations of MGC, under all open contracts for delivery of products or services and all outstanding support contracts, related to the parts listed in SCHEDULE 1.1(b), provided that no remittance shall be made for services related to all backlog for delivery of products or services existing as of the Closing. Following the Closing, MGC will issue one or more purchase orders to Buyer which will set forth the milestones and due dates for each of the open contracts and the portion of the resulting payments from MGC's customers to be paid to Buyer upon meeting such milestones. Payment from MGC for each milestone will not be made until the MGC customer has provided MGC with a signed letter of acceptance and promise to pay for services provided by Buyer. Buyer will make every effort to meet the due dates. Failure on Buyer's part that results in inability of MGC to collect any amount from MGC's customers on the open contracts will result in a dollar-for-dollar reduction in the total amount payable under this Section 6.3. MGC will use reasonable efforts to assist and cooperate with Buyer in the transfer of Business assets to and assumption of Business obligations by Buyer as provided by the Agreement. MGC shall retain any liability or obligation with respect to the Business other than those assumed by Buyer under Sections 1.3 and 6.

        6.4 Support Responsibilities and Service Standards. The parties shall perform the software support responsibilities described in EXHIBIT B. Buyer will use sound and professional principles and practices in accordance with generally accepted industry standards in the performance of services pursuant to Section 1.3(C) and EXHIBIT B. The performance of Buyer's personnel will reflect their best professional knowledge, skill and judgment. Any designs or products resulting from Buyer's services will conform materially to all applicable specifications. Any software delivered by Buyer, excluding any portion thereof that was not developed by Buyer, under this Agreement will be able to accurately process date data, if any, (including but not limited to calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries including leap year calculations. If any failure to meet the requirements contained in this Section 6.4 appears within one year after the services are accepted by MGC or MGC's customers, Buyer will again perform at its sole expense the services directly affected by such failure. If Buyer is unable to re-perform services to MGC's satisfaction, Buyer shall refund to MGC the fees paid to Buyer by MGC for such services. Buyer's obligation for defective or negligently performed services shall be limited to the cost of re-performing such services. To the best of Buyer's knowledge the services and any designs or products resulting from such services will not violate or in any way infringe upon the rights of third parties, including property, contractual, employment, trade secrets, proprietary information and non-disclosure rights, or any trademark, copyright or patent rights. The services shall not be in violation of any applicable law, rule or regulation. Buyer will comply with all Federal, state and local laws regarding business permits, certificates and licenses that may be required to carry out the services to be performed under this Agreement.

        6.5 Non-solicitation. For a period of two years after the date of this Agreement, Buyer will not directly or indirectly, solicit or encourage to leave the employ of MGC or of any of its affiliates, any employee of MGC or any of its affiliates.

        6.6 Non-compete. MGC agrees to discontinue all marketing and sales of products similar to or the same as those listed on SCHEDULE 1.1(b) for a period of one year after the Closing.

7. Miscellaneous.

        7.1 Survival of Warranties. The warranties, representations and covenants of Buyer and MGC contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of MGC or Buyer.

        7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. No party hereto may voluntarily or involuntarily assign such party's interest under this Agreement without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Oregon.

        7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by first class mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

        7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

        7.8 Expenses. Irrespective of whether the Closing is effected, Buyer and MGC shall each pay all costs and expenses that they incur with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Articles of Incorporation, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees, costs and disbursements as fixed by the appellate court in addition to any other relief to which such party may be entitled.

        7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Buyer and MGC.

        7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this

Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    VIRAGE LOGIC CORPORATION

                                    By  /s/
                                      -----------------------------------------
                                    Title President & CEO
                                          -------------------------------------
                                    Address: 46824 Lakeview Blvd.
                                             Fremont, CA 94538
                                             (510) 360-8025

                                    MENTOR GRAPHICS CORPORATION

                                    By   /s/ DEAN FREED
                                       ----------------------------------------
                                    Title    Vice President and General Counsel
                                    Address: 8005 SW Boeckman Road
                                             Wilsonville, OR 97070
                                             (503) 685-7000

                                 SCHEDULE 11.(a)
                             LIST OF CAPITAL ASSETS

NOTE: List is based on results of August 1999 physical inventory



------------------------------------------------------------------------------------------------------------------------
MAIN
NUMBER          CAP.DATE        NAME                                          SERIAL NUMBER        LOCATION        INV.#
------------------------------------------------------------------------------------------------------------------------
1500398        10/28/1997      VP800, Infocus Projector                                            WARREN
2000842        03/01/1993      POWERBOOK 160                                  XB6312278F7          WARREN
2001799        01/23/1995      SONY 17" MONITOR                               S017129117E          WARREN
2001801        01/23/1995      SONY 17" MONITOR                               S017129362G          WARREN
2002625        02/01/1996      SONY I7" MONITOR                                                    SAN JOSE
2003020        04/01/1996      SONY 17" MONITOR                                                    WARREN
2003357        10/01/1996      TOSHIBA TECRA 500CDT                           7617609              WARREN          37678
2003707        03/01/1997      TOSHIBA TECRA 730CDT                           1740820              WARREN          37971
2003707        05/01/1997      Desk Station 5+                                                     WARREN
2003707        05/01/1997      SONY 17" Color Monitor                         017132968M           WARREN
2003707        05/01/1997      Matrox Millenium 4mb WRAM Card                                      WARREN
2003707        05/01/1997      Ethernet card/ Keyboard/ Mouse                                      WARREN
2003708        03/01/1997      TOSHIBA TECRA 730CDT                           12638352             WARREN          41668
2003709        03/01/1997      TOSHIBA TECRA 730CDT                           1740458              AUSTIN          41581
2003866        05/01/1997      TOSHIBA TECRA 730XCDT                          3720039              WARREN          42644
                               16MB/2.1 GB CD-rom
2003866        05/01/1997      MEMORY UPG 32MB                                                     WARREN
2003866        05/01/1997      Ethernet/ Fax-Modem/ Carrying Case                                  WARREN
2003896        05/14/1997      TOSHIBA TECRA 730XCDT/16mb/2.1gb/Cd-rom/       3723307              WARREN          41572
2003896        05/14/1997      32mb upg/Ethernet Card/ Fax-Modem Card                              WARREN
2003922        04/01/1997      TOSHIBA TECRA 740CDT P166 16MB/2.1GB           2717095              WARREN          41888
2003922        04/01/1997      64MB UPG/ETHERNET/FAX/MODEM/ 17" MONITOR/                           WARREN
2003922        05/05/1997      SONY I7" Color Monitor                         017134177G           WARREN
2004488        10/07/1997      TOSHIBA PORTEGE 660CDT P150 16MB/1.3GB/C       0272255-3            WALTHAM         42581
2004488        10/07/1997      16MB UPG, ETHERNET CARD, FAX/MODEM                                  WALTHAM
2004663        12/03/1997      Gateway 2000 E3110-300 19", 64mb, 4gb, c       8536472              WARREN          45770
2005189        06/01/1998      Desktop E3110 300mHz 128mb RAM 4gb SCSI        9421721              WARREN          53321
2005190        06/01/1998      Desktop E3110 300mHz 128mb RAM 4gb SCSI        9421723              WARREN          53057
2005191        06/17/1998      Desktop E3110 300mHz 128mb RAM 4gb SCSI        9554473              WARREN          53036
2005230        06/08/1998      Gateway 2000 300mhz/21"/64mb/8.4gb/cd          9554465              WARREN          53315
2005231        06/08/1998      Gateway 300mhz/21"/64mb/8.4gb/cd               9554473              WARREN          45126
2005429        08/19/1998      External 4.5GB disk                            1.84722E+11          WARREN          53725
2200125        08/01/1990      SPARCSTNI+ 16/19 104MB                         023FI798             WARREN          53322
2200146        09/01/1990      SPARSTNI 8/19 104MB                            939F0759             WARREN          36047
2200146        12/01/1995      CYCLE-85 CPU'S                                                      WARREN
2200376        12/01/1990      SPARCSTATION                                   936F1363             WARREN          43014
2200376        12/01/1995      CYCLE - 85 CPU'S                                                    WARREN
2200380        12/01/1990      SPARCSTATION                                   011F2418             WARREN          43097

2200380        12/01/1995      CYCLE - 85 CPU'S                                                    WARREN
2200396        12/01/1995      CYCLE - 85 CPU'S                               049F4043             WARREN
2200412        12/13/1990      SPARCSYSTEM 300 W/32MB MEMORY                  319F0828             WARREN          43105
2200412        12/01/1995      CYCLE - 85 CPU'S                                                    WARREN
2200429        12/01/1995      CYCLE - 85 CPU'S                               043F1513             WARREN
2200537        12/01/1995      CYCLE - 85 CPU'S                               012F1148             WARREN
2200774        05/15/1991      4/75GX-32/19 207MB                             115F1125             WARREN          43009
2200867        06/17/1991      4/75GX-32/19 207MB                             115F1616             WARREN          43046
2201352        04/06/1992      SBUS MEMORY 32MB UP                                                 WARREN
2201387        04/06/1992      SUN SPARC 1 TO SPARC 2 UPG                     298F2941             WARREN          43022
2201387        04/06/1992      ENT 424M:B DISK                                                     WARREN
2201457        05/01/1992      4/75 GX-32/19 424MB-P43                        208F1157             WARREN          43026
2201457        05/18/1992      SIMM MEM 16MB (2)                                                   WARREN
2201499        06/01/1992      SUN 4/75 SPARC                                 218F0305             WARREN          53041
2201834        01/25/1993      710C-32/19\                                    6206A02816           WARREN          43012
2201834        12/01/1994      64MB MEMORY HP710                                                   WARREN
2202112        04/19/1993      715/50C-32/19 525MB                            6323A31143           WARREN          43007
2202112        07/03/1995      HP715/50>715/100 UPGRAD                                             WARREN
2202369        09/02/1993      S10-30                                         334F1158             WARREN          43039
2203583        07/11/1994      SparC20/51 TLTRBOGX PLUS                       424F4179             WARREN          43030
2203583        07/26/1994      64NM MEMORY                                                         WARREN
2203647        10/17/1994      SPARC20/51 20" COLOR 32MB 1GB                  441F3154             WARREN          43036
2203647        12/01/1994      CD ROM & INTER FLOPPY                                               WARREN
2203648        10/17/1994      SPARC20/51 20" COLOR 32MB 1GB                  441F1604             WARREN          43034
2203648        12/01/1994      CD ROM & INTERNAL FLOPPY                                            WARREN
2203649        10/17/1994      SPARC20/51 20" COLOR 32MB 1GB                  441F3158             WARREN          43032
2203649        12/01/1994      CD ROM & INTERNAL FLOPPY                                            WARREN
2203650        10/17/1994      SPARC20/51 20" COLOR 32MB GB                   441F3159             WARREN          43017
2203650        12/01/1994      CD ROM & INTERNAL FLOPPY                                            WARREN
2203678        12/01/1994      SUN SPARC20/61, 20" COLOR,32MB                 446F0252             WARREN          43107
2203678        12/01/1994      64MB MEMORY FOR SPARC 20                                            WARREN
2203679        12/01/1994      SUN SPARC20/61, 20" COLOR,32MB                 523F0BAO             SCHAUMBURG      21384
2203679        12/01/1994      64MB MEMORY FOR SPARC 20                                            SCHAUMBURG
2203681        12/01/1994      64MB MEMORY FOR SPARC 20                                            WARREN
2203798        01/01/1996      EXT 9GB DISK -SPARC10                                               WARREN          36074
2203850        02/06/1995      20" COLOR SUN MONITOR                          9438FC1474           WARREN          36007
2204021        03/13/1995      SPARC20 MODEL 61                               503F3458             WARREN          36002
2204025        03/13/1995      SPARC20 MODEL 61                               505F0701             WARREN          36009
2204034        04/03/1995      SPARC20/61                                     512F01LO             WARREN          36027
2204143        05/01/1995      SPARC20 MODEL 61                               502F2486             WARREN          53334
2204150        05/01/1995      SPARC20 MODEL 61                               503F2036             WARREN          17117
2205528        02/05/1998      Sun 9gb External Disk Drive                    649G1742             WARREN          42042
2205529        02/05/1998      Sun 14gb/8rmm External Tape Drive              745G2351             WARREN          42043
2205531        02/05/1998      Sun External DDS-3 Tape Drive                  802G2751             WARREN          42045
2205744        04/15/1991      4/75GX-32/19 207mb                             111F1997             WARREN          43027
4000817        05/27/1997      MICRON Vetix LXI Server Package B              6606441              WARREN          36112
4300806        06/01/1996      MMAC-PLUS ETHERNET SMARTSWITCH                                      WARREN
4300851        12/01/1996      MMAC-PLUS ETHERNET SMART SW MD                 INGO DEAN            WARREN

                                 SCHEDULE 1.1(b)
                    FILES, MG4C PRODUCTS AND MG4C TRADEMARKS


A. FILES. The source code files are those contained in the directory names listed below by application, excluding code listed in Schedule 1.1(C).


Cell Builder: /nj/builder_toddg/cellb/

Memory Model Builder: /nj/lib_builder4/mmb/

Memory Builder Mozart: /nj/lib_builder4/mozart/

Datapath Builder: /nj/builder_toddg/dpbldr/

HDLP: /nj/lib_builder4/hdlp/

Timing Builder: /nj/builder_toddg/timeb/

Memory Builder in GDT: /nj/lib_builder3/mb/

Memory Builder in IC station: /nj/bldr7/membldr/

Memory Builder in Design Architect: /nj/lib_builder2/memarch-dev

Library files

ts35 (Tower)
ts50 (Tower)
umc25
umc18
csm35 (Chartered)
csm.25 (Chartered)
tsmc35
tsmc25

B.      MGC PRODUCTS



MGC Part
Number                       Description
--------                     -----------
57325                        Cell Builder Ap SW
51591                        Cell Builder Op SW
57344                        Datapath Builder Op Sw
57343                        Leaf Cell Toolkit Op SW
202702                       MB Conductor User-mode Stn SW
202700                       MB Mozart User-mode Stn SW
57342                        MB/GDT User-mode Ap SW
67305                        MB/ICS User-mode Ap SW
53761                        Memory Bldr Delivery Op SW
53760                        Memory Bldr Developer Ap SW
202701                       Memory Builder Conductor Stn SW
202699                       Memory Builder Mozart Ap SW
44200                        Memory Builder Op SW
57327                        Memory Builder/DA Op SW
57326                        Memory Builder/GDT Op SW
57328                        Memory Builder/ICS Op SW
57329                        Memory Designer Stn SW
67306                        Memory Model Builder Ap SW
202795                       MMB Estimation-Only Ap SW
67988                        MMB User-mode Ap SW
202963                       Off-the-Shelf Physical Library
61989                        Physical Libr Cust Design
202525                       Test Structure Builder Ap SW
57330                        Timing Builder Op SW
204072                       UMC .18 Design Kit Ap IP
204076                       UMC .18 Design Kit/Generator Stn
204074                       UMC .18 Physical Lib/Generator Stn
204026                       UMC .18 Physical Library Ap IP
204073                       UMC .25 Design Kit Ap IP
204077                       UMC .25 Design Kit/Generator Stn
204075                       UMC .25 Physical Lib/Generator Stn
204027                       UMC .25 Physical Library Ap IP
202678                       UMC Physical Library Royalty
67852                        ViewCreator Stn SW

C.      MGC TRADEMARKS RELATED TO MGC PRODUCTS.


Cell Builder(TM)

Datapath Builder (TM)

Leaf Cell Toolkit (TM)

Memory Builder(TM)

Memory Builder Conductor(TM)

Memory Builder Mozart(TM)

Memory Model Builder(TM)

Timing Builder (TM)

ViewCreator(TM)

                                                                    EXHIBIT A-1


                              MGC SOFTWARE LICENSE



1. Definitions.

        The following definitions shall apply to this Agreement:

"Buyer Products" means all software applications and tools related to the license grant to Buyer under Section 1.1(b) of the Agreement that Buyer distributes to its customers.

        (b) "MGC Software" means the object code version of the software components listed in SCHEDULE 1.1(c).

        (c) "Buyer Product Customers" means those customers purchasing Buyer Products from Buyer.

2. License Provisions.

        2.1 License. MGC grants to Buyer a worldwide, nonexclusive, nontransferable, royalty-free license to use, bundle or integrate MGC Software and copy and sublicense the resulting products in object code form to Buyer Product Customers. Buyer shall not pay any fees related to the license granted to the MGC Software or for any related sublicenses. MGC shall deliver the MGC Software within ten business days of the Closing.

        2.2 Restrictions on Use. The following conditions apply to this grant:

            (a) All software provided by MGC to Buyer is trade secret or confidential information of MGC or its licensors. Buyer shall not make such software available in any form to any person other than Buyer's employees whose job performance requires such access and to Buyer Product Customers as authorized by this Agreement. Buyer shall take appropriate action to protect the confidentiality of such software and to ensure that any person permitted access to such software does not provide or disclose it to others. Buyer shall not reverse-assemble, reverse-compile, or otherwise reverse-engineer any such software, in whole or in part. The provisions of this Section 2.2 shall survive the termination or expiration of this Agreement.

            (b) Buyer may copy MGC Software only as reasonably necessary to support the authorized use. Buyer shall reproduce in all copies of MGC Software all notices and legends included in MGC Software as received from MGC and shall affix to the copy medium and the container housing the medium all notices and legends affixed to the medium or container received from MGC. All copies of MGC Software, whether provided by MGC or made by Buyer or customer licensee, shall remain the property of MGC or its licensors. Buyer shall maintain a record of the number and location of all copies of MGC Software made by Buyer, including MGC Software that have been merged with other software. Buyer shall promptly make such records available to MGC upon request.

            (c) Buyer shall sublicense MGC Software to customers under the same license terms that Buyer uses to protect and license its own software products.

            (d) MGC Software may only be used to develop, sublicense and support of Buyer Products. MGC Software may not be used to develop products which compete with other MGC products. MGC Software may only be distributed as built into object code executable Buyer Products.

        2.3 Proprietary Markings. All copies of the MGC Software reproduced or distributed by or for Buyer will incorporate copyright and other proprietary notices in the same manner as in the copy provided to Buyer by MGC.

        2.4 Other Material. Except for the MGC Software in SCHEDULE 1.1(c), MGC shall have no obligation to deliver any material Buyer under this EXHIBIT A-1.

3. DISCLAIMER OF WARRANTY. REGARDLESS OF ANY OTHER PROVISION OF THIS AGREEMENT, BUYER AGREES THAT MGC SOFTWARE IS PROVIDED "AS IS" AND MGC MAKES NO WARRANTIES WITH RESPECT TO LOANED SOFTWARE, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4. LIMITATION OF LIABILITY. MGC IS NOT LIABLE FOR ANY PROPERTY DAMAGE, PERSONAL INJURY, LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR FOR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

5. MGC's Title. Title to all MGC Software and copies, all patents and copyrights, and all specifications, designs, programs, utilities and trademarks provided by MGC shall remain with MGC. Except as specifically granted by the terms of this license, Buyer shall have no right to sell, license or transfer any software under this EXHIBIT A-1 without the express written consent of MGC.

                                 SCHEDULE 1.1(c)
                        LIST OF MENTOR GRAPHICS SOFTWARE


        GDT Installation Files

ind/fib/lxinit-m
ind/lib/ledinit.m
ind/lib/ledlib.ma
ind/fib/lxlib.ma
ind/lib/ge_10.4.ma
ind/lib/ghitlib.ma
ind/lib/*.bdf ind/lib/hpfont
ind/lib/sunfont
ind/apps/DATABASE.m
ind/apps/database/database.ma md/apps/ACAP.m
ind/apps/CIF.m ind/apps/GDS.m
ind/apps/GRID.m ind/apps/SDL
ind/apps/acap
ind/apps/acap2 ind/apps/cif
ind/apps/util ind/config/led.menu
ind/config/postscript.setup
ind/config/postscript_colors
ind/config/printer_configuration
SCSMACH/gdtwait.text
SCSMACH/gex.text
SCSMACH/xwv11.text

                  GDT / Misc. Header, Library, and Object Files



1.      HEADER FILES

        ind/include/gdtg1obal.h
        ind/include/larglist.h
        ind/include/ldefs.h
        ind/include/ledintf.h
        ind/include/ltech.h
        ind/include/lx.h
        ind/include/li.h
        ind/include/lxcommon.h
        ind/include/lstruct.h
        ind/include/led.h
        ind/include/sdl.h
        ind/include/path.h

(B)     LIBRARY ARCHIVE FILES
        SCSMACH/lib/libpub.a
        SCSMACH/lib/ledin.a
        SCSMACH/lib/libcroute.a
        SCSMACH/lib/flm.a

(C)     OBJECT FILES
        SCSMACH/lib/Iroute.o
        SCSMACH/fib/Iflm.o
        SCSMACH/lib/li.o
        SCSMACH/lib/li_dummy.0
        SCSMACH/lib/foreach.Ici.o
        SCSMACH/lib/lx.o
        SCSMACH/lib/acap_space.o
        SCSMACH/lib/libnlt.o
        SCSMACH/lib/lcparser.0
        SCSMACH/lib/ledname.ici.o
        SCSMACH/lib/leddraw.Ici.o
        SCSMACH/lib/lrc.o
        SCSMACH/lib/lcompact.o
        SCSMACH/lib/itogds.o
        SCSMACH/lib/scan_util.o
        SCSMACH/lib/genlib.x11.o

Imports for Builder Software

dc/eddm
ele/release
ele/genie_docs
fw/base
fw/ele
fw/readmedia
ic/icgraph
mf/mgcerr
mf/olh

                                                                     EXHIBIT A-2



                        MENTOR GRAPHICS SOFTWARE LICENSE
                      FOR PROVISION OF SERVICES AND SUPPORT


1. License Provisions.

        1.1 License. MGC grants to Buyer a nonexclusive, nontransferable, royalty-free license, for a term of three years from the date of Closing, to use certain MGC software, including regularly scheduled updates and fixes for critical problems, loaned to Buyer (Loaned Software) and which is required for the exclusive purposes of performing Buyer's responsibilities under Sections 1.3 and 6 of the Agreement and for providing support to Buyer's customers. Loaned Software is listed in SCHEDULE 1.1(d). For each loan MGC will identify in writing to Buyer the Loaned Software, authorized location and the term of the loan.

        1.2 Restrictions on Use. The following conditions apply to this grant:

            (a) All software provided by MGC to Buyer is trade secret or confidential information of MGC or its licensors. Buyer shall not make such software available in any form to any person other than Buyer's employees whose job performance requires such access and to Buyer's customers as authorized by this Agreement. Buyer shall take appropriate action to protect the confidentiality of such software and to ensure that any person permitted access to such software does not provide or disclose it to others. Buyer shall not reverse-assemble, reverse-compile, or otherwise reverse-engineer any such software, in whole or in part. The provisions of this Section 1.2 shall survive the termination or expiration of this Agreement.

            (b) Buyer may copy MGC Software only as reasonably necessary to support the authorized use. Buyer shall reproduce in all copies of MGC Software all notices and legends included in MGC Software as received from MGC and shall affix to the copy medium and the container housing the medium all notices and legends affixed to the medium or container received from MGC. All copies of MGC Software, whether provided by MGC or made by Buyer or customer licensee, shall remain the property of MGC or its licensors. Buyer shall maintain a record of the number and location of all copies of MGC Software made by Buyer, including MGC Software that have been merged with other software. Buyer shall promptly make such records available to MGC upon request.

            (c) Buyer shall sublicense MGC Software to customers under the same license terms that Buyer uses to protect and license its own software products.

            (d) Upon termination or expiration of this license grant, Buyer shall promptly destroy or return Loaned Software to Mentor Graphics.

2. DISCLAIMER OF WARRANTY. REGARDLESS OF ANY OTHER PROVISION OF THIS AGREEMENT, BUYER AGREES THAT LOANED SOFTWARE IS PROVIDED "AS IS" AND MGC MAKES NO WARRANTIES WITH RESPECT TO LOANED SOFTWARE, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3. LIMITATION OF LIABILITY. MGC IS NOT LIABLE FOR ANY PROPERTY DAMAGE, PERSONAL INJURY, LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR FOR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

4. MGC's Title. Title to all MGC software and copies, all patents and copyrights, and all specifications, designs, programs, utilities and trademarks provided by MGC shall remain with MGC. Except as specifically granted by the terms of this license, Buyer shall have no right to sell, license or transfer any software under this Agreement without the express written consent of MGC.

                                 SCHEDULE 1.1(d)
                        LIST OF MENTOR GRAPHICS SOFTWARE
                      FOR PROVISION OF SERVICES AND SUPPORT



Calibre & xCalibre
Datapath Compiler
Design Architect
DFT
Eldo
Flextest & Fastscan & DFT Advisor
GDT
HotPlot
ICGen
IC Station
Lsim
Mach-TA &
Mach-PA & Simwave
Mbist Architect
Model-Sim
QuickPath
QuickSim
SST Velocity

                                 SCHEDULE 1.3(d)
                            DEVELOPMENT SPECIFICATION



POWERPC MEMORY DELIVERABLES DOCUMENT
TLB
Cache Memories

0.- GENERALS
TLB : Translation Lookaside Buffer: 1 Block
Caches : Byte Write Memories with latched output: 4 Blocks
               256x128
               256x51
               512x 128
               512x51

1.- FUNCTION
               For TLB and Caches: Matching Original Verilog model. For TLB: similar to IBM Documentation "6SF TLB Macro Description" without Built-in test features

2.- PROCESS AND OPERATING CONDITIONS
               Worst Operating Conditions: 85C junction, 1.62 V, slow process. (UMC 0.18 version)
               Other operating conditions to be determined for other processes

3.- GDSII
               Passing Calibre DRC.
               All cells included
               Same mapping numbers as UMC18 Standard cell Library. Power rings included in Layout.
               3 Layers Metal.

4.- LEF FOOTPRINT
               Targeting Cadence Silicon Ensemble Place & Route.
               Same layer names as UMC18 lib.

5.- DRC EXCEPTIONS
               Need Description of DRC Exceptions List of cells not to check Errors to ignore.

6.- SPICE NETLIST
               Passing Calibre LVS.

                                 SCHEDULE 1.1(f)
                          LIST OF THIRD-PARTY SOFTWARE



3000370 VHDL TECH GP STD DEV KIT
3000424 ADVANEDGE OPTIMA SOFTWARE
3000431 PATHMILL, SINGLEUSER/FLOATING
3000459 PRECEDENCE VERILOG LSIM F-LIC
3000472 POWERMILL FLOATING & INTERFACE
3000475 PRECEDENCE VERILOG COLSIM
3000494 PATHMILL SINGLE/FLOATING LIC
3000523 VTRAN - Vector Translation Software
3000532 PRECEDENCE VHDL COLSIM (FLOATING LICENSE
3000547 SW Turbowave waveform viewer, floating
3000593 Dream Layout Porting Software by Sagante
3000824 Rahpael Software - floating license
3000825 VTRAN - Source III Software
3000903 JavaStar JSRI 8-113-T889 Software
3000946 Motive Software
3000947 SimWave Software





* Including all other Third-Party Software that is not part of the above list but physically located at the PLD Division that is being used by the PLD group for the purpose of development and support.

                                                                       EXHIBIT B



                        SOFTWARE SUPPORT RESPONSIBILITIES


Software support related activities for MGC customers under support contracts ("Support Customers") covering the MGC products listed on SCHEDULE 1.1(b) ("MGC Products") will be provided by MGC and Buyer as described below until all applicable current support contracts have expired.

1. Definitions. The following definitions shall apply to this Exhibit.

        1.1 "Backup Support" means the party responsible for all Error Corrections, New Versions and product enhancements. The Backup Support party is responsible for providing software and documentation New Version masters and copies for distribution to Support Customers.

        1.2 "Documentation Updates" means Error Corrections, updates, and changes to documentation which keep it current with the MGC Products and specifications. Buyer will provide core documentation and Documentation Updates for shipment on CD directly to Support Customers.

        1.3 "Error Correction" means the development of a Workaround, Fix or New Version of MGC Products which brings the product back into specification or allows the MGC Products to be reasonably convenient to use within the Support Customer's environment.

        1.4 "First Line Support" means responding to the initial request for support determining the product being used, and as appropriate, routing the issue to the Primary Support provider for resolution.

        1.5 "Fix" means a change required in the MGC Products to make the product perform in accordance with specifications or to correct a Product Deficiency. A Fix may be provided by telephone, facsimile, or software patch.

        1.6 "New Version" means a new version of MGC Products or portions of MGC Products and related documentation, which is distributed to Support Customers and is intended to provide Fixes, Error Corrections, new features, performance enhancements, and increased reliability, performance, or capacity.

        1.7 "Primary Support," means taking responsibility for the customer issue, communicating regular status updates, using reasonable efforts to determine the cause of the problem, or reproducing the problem, if possible, and working directly with Support Customers on a Product Report if required to resolve the problem. In addition, the Primary Support provider will:

           (a) explain product usage; or

           (b) identify product problems and resolve or provide Workarounds or Fixes; or

           (c) ensure that the resolution of the Product Report or enhancement request is satisfactory to the customer;

           (d) track and close all issues with Support Customers; and

           (e) provide all New Versions to Support Customers.

        1.8 "Product Deficiency" means a problem reported by Support Customers or MGC where the behavior of the MGC Products is not as predicted by the MGC Product functional specification or documentation, but which significantly impact product usage. Product Deficiencies may include bugs, non-compliance with standards, or problems which make the software inconsistent or inconvenient to use, performance significantly less than competitors, or capacity significantly less than competitors.

        1.9 "Product Report" means the form of documentation describing a request for Error Correction.

        1.10 "Support Services Sales" means selling support services to Support Customers, including accepting a purchase order as applicable.

        1.11 "Workaround" means an alternative method to use MGC Products to avoid Product Deficiencies. Workarounds provided to Support Customers and MGC will include a description of the symptoms of the problem fixed.

2. Support Responsibility Matrix. Support related activities for MGC Products will be provided by the parties as follows:

         Support Activity                        Party
         ----------------                        -----
         Error Correction                        Buyer
         Documentation Updates                   Buyer
         First Line Support                      MGC
         Primary Support                         Buyer
         Backup Support                          Buyer

3. MGC's responsibilities. First Line Support for Support Customers will be provided by MGC regional Support Centers.

4. Buyer's Responsibilities. Buyer shall provide Primary and Backup Support to MGC. Buyer's support engineers will attempt to diagnose all incoming Product Reports, provide Fixes or Workarounds and additional engineering of MGC Products to solve problems Support shall include, without limitation, diagnostics, troubleshooting, operation and service recommendations and answers to general technical inquiries. Buyer's North American technical support telephone number is (877) 360-6690. The support line shall be available between 9:00 am. and 5:00 p.m. Pacific Time excluding weekends and holidays. International technical support shall be available as agreed by the parties. In addition:

        4.1 Notification of Product Deficiencies. Buyer shall acknowledge receipt of notification of Product Deficiencies within four working hours of such notice. Buyer shall have the capability to receive files electronically via email and FTP from Support Customers.

        4.2 Test Cases. Any test case provided by MGC on behalf of a Support Customer shall be disclosed to Buyer pursuant to the terms of Section 2.1 of the Agreement.

        4.3 Product Deficiency, Workarounds. Buyer shall report all known Product Deficiencies and provide their Workarounds to Support Customers in written or electronic form as soon as such Workarounds are available.

        4.4 New Versions. Buyer shall provide New Versions of MGC Products to Support Customers as soon as such versions are available. Each New Version of the MGC Products shall be provided on mutually agreed to media or by electronic means and shall include release notes, a listing of all Product Deficiencies and Product Reports fixed, a listing of all open Product Deficiencies and Product Reports, and a listing of all enhancements included in the New Version.

        4.5 Correction of Errors. Buyer will use best efforts to design, code and implement programming changes and modifications to correct reproducible errors in order to bring the software into conformance with the specifications and performance standards.

        4.6 Priority. The priority of an error will determine the response time requirements. Buyer shall use its reasonable best efforts to correct all bugs or Product Deficiencies in accordance with the resolution times described below:

            (a) Critical. Within two business days of notification and receipt of file, Buyer will: (i) provide a Workaround or Fix; or (ii) if the Fix cannot be provided within two business days, propose a date, subject to MGC's approval, when a Fix will be provided; and in any event, (iii) provide a Fix to the Support Customer within 30 calendar days; and (iv) fix the Product Deficiency in the next available New Version.

            (b) High. Within 14 calendar days of notification and receipt of file, Buyer will: (i) communicate the commitment to a Workaround or Fix availability within 14 calendar days of notification, and (ii) deliver the Fix in the next available New Version to the Support Customer within 60 calendar days; or (iii) provide a Workaround or Fix within 60 calendar days and fix the Product Deficiency in the next available New Version.

            (c) Medium. Within four weeks of notification and receipt of file, Buyer will: (i) communicate the commitment to a Workaround or Fix and New Version availability; and (ii) deliver to such commitment.

            (d) Low. Within six weeks of notification and receipt of file, Buyer will: (i) communicate the commitment to a Workaround or Fix and New Version availability; and (ii) deliver to such commitment.

        4.7 Problem Priority. For purposes of this Exhibit, the priority level which indicates the impact of the problem on the Support Customer is defined below:

            (a) Critical. The problem prevents use of MGC Products where use of MGC Products is on Support Customer's critical path, no Workaround exists for the problem, and use is mission critical to the customer.

            (b) High. The problem prevents use of MGC Products where use of MGC Products will soon be on Support Customer's critical path and no Workaround exists for the problem. If this problem is not corrected in a timely fashion, it may become Critical.

            (c) Medium. The problem impairs use of MGC Products where use of MGC Products (i) is on Support Customer's critical path, a Workaround exists and the Workaround process is tedious (impacts productivity); or (ii) the problem prevents use of MGC Products not on Support Customer's critical path, and no Workaround exists. In either case, there is a significant impact on productivity and the problem is seen by the Support Customer as a major inconvenience or a large number of Support Customers is affected or the problem is chronic.

            (d) Low. The problem impacts productivity and is seen by the Support Customer as a minor inconvenience and an acceptable Workaround exists for the problem. Other descriptors may include: nuisance; easily worked around; annoyance; trivial; or the likelihood of running into it elsewhere is very low and it is not a severe problem.

        4.8 Failure to Comply. If Buyer does not comply with this Section 4 within a reasonable time, MGC shall have the right to suspend support payments to Buyer.

                                  SCHEDULE 1.4
                                LIST OF EMPLOYEES



                   Name
---------------------------------------------
Last                                   First
----                                   ------
Ahmed                                  Imtiaz
Au                                     Su
Brown                                  Stuart
Caporossi                              James
Chen                                   David
Chen                                   Jijun
Chen                                   Thomas
Chintamaneni                           Prakash
Choi                                   Yong-Moon
Cooper                                 Carolina
Dean                                   Ingo
Hendershot                             Julie
Hoggar                                 Daniel
Hossain                                Razak
Jiang                                  Ning
Kaplan                                 Mark
Kumar                                  C K Niranjan
Lee                                    Kyongsu,
Liu                                    Min
McComas                                Christopher
Nowicki                                Chester
Oporto                                 Ernest
Pan                                    Jindong
Patent                                 Paul
Perkalis                               Stephen
Rahman                                 Mohammad
Salerno                                Carmine
Schondorf                              Alison
Teslenko                               Leonard
Thukral                                Rahul
Walton                                 Michael
Wang                                   Mingli
Zhang                                  Xian-quan

                                    EXHIBIT C

                           ASSIGNMENT AND BILL OF SALE



        Pursuant to the Asset Purchase Agreement dated November __, 1999 (the "Agreement") between Virage Logic Corporation, a California corporation ("Buyer"), and Mentor Graphics Corporation, an Oregon corporation ("MGC"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MGC does hereby sell, transfer, convey, grant and assign the Assets (as defined in the Agreement) to.

        MGC hereby transfers the foregoing Assets free and clear of all liens, claims and encumbrances of every type whatsoever. This instrument will vest in Buyer good and marketable title to the foregoing Assets, free and clear of all liens, claims and encumbrances.

        IN WITNESS WHEREOF, MGC has caused this Assignment and Bill of Sale to be executed and delivered effective as of the close of business on the __ day of November, 1999.



                                        MENTOR GRAPHICS CORPORATION



                                        By:
                                             ---------------------------
                                        Title:
                                               -------------------------